UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2010

PROLOR BIOTECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On January 24, 2010, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), entered into amendments to the consulting agreement with Abraham Havron, Ph.D., the Company’s Chief Executive Officer and a director (the “Havron Amendment”), and the employment agreement with Shai Novik, the Company’s President and a director (the “Novik Amendment” and, together with the Havron Amendment, the “Amendments”).  Pursuant to the terms of the Amendments, effective as of January 1, 2010, Mr. Havron’s annual base salary has been increased by $35,000 to $250,000, and Mr. Novik’s annual base salary has been increased by $20,000 to $270,000.

The foregoing description of the Havron Amendment and the Novik Amendment is only a summary and is qualified in its entirety by reference to the full text of the Havron Amendment and the Novik Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Consulting Agreement between PROLOR Biotech, Inc. and Abraham Havron, Ph.D.

10.2	Fourth Amendment to Employment Agreement between PROLOR Biotech, Inc. and Shai Novik.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOR BIOTECH, INC.

Date: January 25, 2010	By:	/s/ Shai Novik
Shai Novik
President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment to Consulting Agreement between PROLOR Biotech, Inc. and Abraham Havron, Ph.D.

10.2	Fourth Amendment to Employment Agreement between PROLOR Biotech, Inc. and Shai Novik.